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                                                                   EXHIBIT 10.2

                               AGREEMENT BETWEEN

                          THE UNITED STATES OF AMERICA

                                      AND

                             DELTA AIR LINES, INC.



     THIS Agreement ("Agreement") is made and entered into on this 6th day of May, 2003 ("Effective Date") by and between Delta Air Lines, Inc. ("Air Carrier") and the United States of America, acting through the Transportation Security Administration ("TSA").

1.0 AUTHORITY

     TSA enters into this Agreement under the authority of the Title IV, Public Law No. 108-11 (hereinafter P.L. 108-11), the Emergency Wartime Supplemental Appropriations Act, 2003, (hereinafter Act), which requires the execution and delivery of this Agreement as a condition to the remittance of the funds provided for in the second proviso of Title IV, P.L. 108-11, except for any air carrier that operates aircraft exclusively with 85 seats or less, any Hawaii-based carrier or any carrier that does not operate trans-Pacific or trans-Atlantic flights. Air Carriers that would be exempted from the requirement to execute and deliver this Agreement but for the operation of private charter flights, including flights provided to the United States under the Civil Reserve Air Fleet (CRAF), for which no fees were incurred pursuant to 49 U.S.C. ss. 44940(a) for these flights, shall not be required to execute and deliver this Agreement solely because of those flights for which no fees were incurred.

2.0 PURPOSE

     This Agreement describes the terms and conditions to which the Air Carrier must agree to be eligible for remittance of the funds provided for in the second proviso of Title IV, P.L. 108-11.

3.0 DEFINITIONS

     3.1 "Excluded Compensation" means award of stock, stock options, preexisting contracts governing retirement, health benefits, life insurance benefits, and reimbursement of reasonable expenses to an executive officer. Awards of stock and stock options shall include related granting, vesting, issuance, exercise and sale events.

     3.2 "Executive Officer" means the two most highly compensated named executive officers (as that term is used in section 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934 (17 C.F.R. ss. 229.402(a)(3)). For the purposes of applying this Agreement to an executive officer-



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     (A) who was employed by Air Carrier for less than 12 months during Air
Carrier's fiscal year 2002, or whose employment began after the last day of the last fiscal year of such Air Carrier ending before the date of enactment of P.L. 108-11,

         (i) the salary paid to that executive officer in Air Carrier's fiscal year 2002, or in the next fiscal year of Air Carrier (if such next fiscal year began before the date of enactment of P.L. 108-11), respectively, shall be determined as an annual rate of pay;

         (ii) that annual rate of pay shall be treated as if it were the annual salary paid to that executive officer during Air Carrier's fiscal year 2002; and

         (iii) that executive officer shall be deemed to have been employed during that fiscal year; and

     (B) whose employment begins after the date of enactment of P.L. 108-11-

         (i) the annual salary at which that executive officer is first employed by Air Carrier may not exceed the maximum salary paid to any executive officer by Air Carrier during Air Carrier's fiscal year 2002 with the same or similar responsibilities;

         (ii) that salary shall be treated as if it were the annual salary paid to the executive officer during Air Carrier's fiscal year 2002; and

         (iii) the executive officer shall be deemed to have been employed by Air Carrier during Air Carrier's fiscal year 2002.

For purposes of (A) above, an employee promoted to a position during the Air Carrier's fiscal year 2002 shall be treated as first employed by the Air Carrier on the date of such promotion.

     3.3 "Operates" means currently operating or did operate between February 1, 2002 and April 16, 2003.

     3.4 "Salary" means the base salary of an individual, excluding any bonuses, awards of stock or other financial benefits provided by an air carrier to the individual.

     3.5 "Total Cash Compensation" has the meaning given the term "total compensation" by section 104(b) of the Air Transportation Safety and System Stabilization Act, Public Law No. 107-42 (49 U.S.C. ss. 40101 note), but does not include awards of stock or stock options or preexisting contracts governing retirement. More specifically, "Total Cash Compensation" for purposes of this Agreement shall mean any compensation, other than Excluded Compensation as defined above, provided (including any amounts paid in cash during the 12-month period beginning April 1, 2003 that were earned in prior periods and any amounts which would have been paid but which were deferred) by the Air Carrier, including all of its holding companies, subsidiaries, and affiliated entities, as follows:

         (a) Salary;

         (b) Bonus;

         (c) Employer contributions under any retirement plan (excluding preexisting plans or contracts related to retirement);




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         (d) Perquisites, including personal automobile allowances, positive space travel benefits and any associated tax gross-ups, valued in a manner consistent with the valuation of such perquisites for purposes of reporting such perquisites in Air Carrier's proxy statement for its annual meeting of stockholders (except that the reporting threshold of $50,000 or 10% of the annual salary and bonus described in 17 C.F.R. ss.229.402(b)(1)(C)(1) shall not apply to the Agreement);

         (e) Any other compensation required to be disclosed in the Air Carrier's proxy statement for its annual meeting of stockholders that is paid (including amounts paid during the 12-month period beginning April 1, 2003 that were earned in prior periods) during the 12-month period beginning April 1, 2003, including but not limited to any cash long-term incentive plan payouts; and

         (f) Other financial benefits, reasonably valued by the good faith determination of the Compensation Committee of the Board of Directors of Air Carrier, excluding Excluded Compensation.

     3.6 "Total compensation" as defined by section 104(b) of the Air Transportation Safety and System Stabilization Act, includes salary, bonuses, awards of stock, and other financial benefits provided by an air carrier to an officer or employee of the Air Carrier.

     3.7 "Trans-Atlantic" means from one side of the Atlantic Ocean to the other side, with or without intermediate stops. It does not include flights that solely travel between the United States and the Caribbean or between North America and South America. "Trans-Pacific" means from one side of the Pacific Ocean to the other side, with or without intermediate stops.

4.0 RESTRICTIONS ON COMPENSATION

     4.1 The Air Carrier, including all of its holding companies, subsidiaries, and affiliated entities, agrees that it will not provide Total Cash Compensation during the 12-month period beginning April 1, 2003, to an executive officer in an amount equal to more than the annual Salary paid to that officer with respect to the Air Carrier's fiscal year 2002; and

     4.2 If the Air Carrier violates the agreement under paragraph 4.1, Air Carrier will pay to the Secretary of the Treasury, within 60 days after the date on which the violation occurs, an amount, determined by the Administrator of the Transportation Security Administration, equal to the total amount of assistance received by Air Carrier pursuant to the second proviso of Title IV, P.L. 108-11.

     4.3 Nothing in this Agreement shall be construed to prohibit or limit an air carrier in providing health benefits, life insurance benefits, or reimbursement of reasonable expenses to an executive officer as provided in P.L. 108-11.



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5.0 COMPTROLLER GENERAL AUDIT AND EXAMINATION

                  The Air Carrier agrees that the Comptroller General of the United States, or any of the Comptroller General's duly authorized representatives, shall have access for the purpose of audit and examination to any books, accounts, documents, papers, and records of the Air Carrier, including all of its holding companies, subsidiaries, and affiliated entities, that relate to the information required to implement the provisions of this Executive Compensation Agreement.

6.0 REPRESENTATIONS

     6.1 That the Air Carrier is duly incorporated, validly existing and in good standing under the laws of Delaware.

     6.2 The execution, delivery, and performance by the Air Carrier of this Agreement has been duly authorized by all necessary corporate action; this Agreement has been duly executed and delivered by the Air Carrier; and when executed and delivered by a duly authorized representative of TSA, will constitute a valid and binding obligation of the Air Carrier, enforceable against it in accordance with its terms.

     6.3 No authorization, approval, consent or order of any court or governmental authority or agency or any other person or entity is required in connection with the execution and delivery by the Air Carrier of this Agreement or its performance hereunder.

7.0 NOTICES

     The Air Carrier shall have the obligation to notify TSA no later than ten
(10) working days, following the occurrence of any event that constitutes a breach of this Agreement. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (1) upon personal delivery to the party to be identified below, (2) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (3) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (4) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by ten days advance written notice to the other parties hereto.


    If to AIR CARRIER:                                    If to TSA:
    -----------------                                     ---------

Robert S. Harkey                                          Howard_Kass
Senior Vice President - General Counsel &                 Director, Economic and Regulatory Policy
     Secretary                                            701 12th Street South, 11th Floor North, TSA-9
Delta Air Lines, Inc.                                     Arlington, VA 22202
1040 Delta Boulevard                                      (571) 227-2627/howard.kass@dhs.gov
Atlanta, GA  30354
404-715-2387/bob.harkey@delta.com






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8.0 GOVERNING LAW

     This Agreement is governed by and shall be construed in accordance with Federal law.

9.0      SUCCESSORS AND ASSIGNS BOUND BY COVENANTS

     This Agreement shall bind, and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, and assigns.

10.0     SEVERABILITY

     In the event any term, covenant, condition or provision of this Agreement is held to be invalid by any court or tribunal of competent jurisdiction, the invalidity of any such covenant, condition or provision shall in no way affect any other covenant, condition or provision herein contained.

11.0     AMENDMENT

     This Agreement may not be amended, discharged or terminated without the written consent of the parties hereto, and no provision hereof may be waived without the written consent of the Administrator of the Transportation Security Administration.

12.0     INTEGRATED AGREEMENT

     This Agreement, upon execution, contains the entire agreement of the parties, and no prior written or oral agreement, express or implied, shall be admissible to contradict the provisions of this Agreement. There may exist other agreements between the Parties as to other matters, which are not affected by this Agreement and are not included within this integration clause.

13.0     WAIVER

     No failure by either party to insist upon the strict performance of any provision of this Agreement or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial assistance payments (if applicable) or other performance by either party during the continuance of any such breach shall constitute a waiver of any such breach of such provision.






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14.0 COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have entered into this Agreement by their duly authorized officers the day and year first above written.

                               AIR CARRIER


By: /s/ Renda M. Massey        By: /s/ Robert S. Harkey
------------------------          ----------------------------------------------
Witness                        Name:  Robert S. Harkey

                               Position: Senior Vice President - General Counsel
                                         & Secretary


                               TSA


                               By:
------------------------          ----------------------------------------------
Witness                        Name:
                                    --------------------------------------------

                               Position:
                                        ----------------------------------------


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